UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 PSEG POWER LLC
             (Exact name of registrant as specified in its charter)

   Delaware                                                       22-2625848
(State or other                                                (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

                               80 Park Plaza, T-25
                            Newark, New Jersey 07102
                               http://www.pseg.com
               (Address of principal executive offices) (Zip Code)


 If this form relates to the registration of a class of securities  pursuant
 to   Section  12(b) of   the  Exchange  Act  and is  effective  pursuant to
 General Instruction A.(c), check the following box [ ]

 If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ X ]

 Securities Act registration statement file number which this form relates: None


 Securities to be registered pursuant to Section 12 (b) of the Act:  None


 Securities to be registered pursuant to Section 12 (g) of the Act:


                  Limited Liability Company Membership Interest
                  ---------------------------------------------
                                 Title of Class

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


1. Description of Registrant's Securities to be Registered

     The material terms of our membership interest are set forth below. You should review our limited liability company agreement (the "LLC Agreement") in its entirety for a complete discussion of the membership interest.

CAPITAL CONTRIBUTIONS: The Initial Member was deemed admitted as of the effective date of the LLC Agreement and was obligated to make the capital contribution provided for in the LLC Agreement. The Initial Member is Public Service Enterprise Group Incorporated.

ADDITIONAL   CAPITAL   CONTRIBUTIONS:  The  Initial   Member  is not required to
make additional capital contributions. The Initial Member, upon its written consent, may make additional capital contributions.

VOTING RIGHTS: All voting rights are conferred on the Initial Member.

ALLOCATION OF PROFITS AND LOSSES: Our profits and losses are allocated to the Initial Member.

DISTRIBUTIONS:  Distributions  to  the Initial   Member  shall  be  made  at the
time and in aggregate amounts determined by our Board of Directors.

ADMISSION OF  ADDITIONAL  MEMBERS:  One  or  more  additional  members   may  be
admitted upon the written consent of the Initial Member.


2. Exhibits

Exhibit Number                          Description
--------------                          -------------------------------------
3.1                                     Certificate of Formation1
3.2                                     Limited Liability Company Agreement2

--------
1 Previously filed as Exhibit 3-1 to Registration Statement on Form S-4,
  No. 333-69228, and incorporated herein by reference.

2 Previously filed as Exhibit 3-2 to Registration Statement on Form S-4,
  No. 333-69228, and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 PSEG POWER LLC
                                  (Registrant)

                       By:     Patricia A. Rado
                       -------------------------------------
                               Patricia A. Rado
                          Vice President and Controller


Date: December 21, 2001